GREIF, INC.

DIRECTORS' DEFERRED COMPENSATION PLAN TRUST AGREEMENT

GREIF, INC.
DIRECTORS' DEFERRED COMPENSATION PLAN TRUST AGREEMENT

TABLE OF CONTENTS

ARTICLE 1
ESTABLISHMENT OF TRUST
1.1TRUST DEPOSITS    5
1.2IRREVOCABILITY    5
1.3GRANTOR TRUST    5
1.4PLAN ASSETS    5
1.5ACCEPTANCE OF TRUST    5
ARTICLE 2
PLAN AS PART OF TRUST AGREEMENT
2.1INCORPORATION BY REFERENCE    6
2.2BENEFIT PROVISIONS    6
2.3AMENDMENT OF PLAN    6
2.4SEPARATE PLAN SUB-ACCOUNTS    6
2.5CONFLICTS WITH TRUST    6
2.6TRUSTEE RELIANCE
ARTICLE 3
PAYMENTS TO PLAN PARTICIPANTS AND BENEFICIARIES
3.1PAYMENT DIRECTION AND TAXES    6
3.2ENTITLEMENT TO BENEFITS     6
3.3PAYMENTS BY COMPANY    7
ARTICLE4
TRUSTEE RESPONSIBILITY WHEN COMPANY IS INSOLVENT
4.1CESSATION OF PAYMENTS ON COMPANY INSOLVENCY    7
4.2CLAIMS OF CREDITORS    7
ARTICLE 5
INVESTMENT AUTHORITY
5.1TRUST INVESTMENT    8
5.2COMPANY AUTHORITY    9
5.3INDEMNIFICATION RELATED TO INVESTMENTS    9

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ARTICLE 6 DISPOSITION OF INCOME
6.1DISPOSITION OF INCOME    9
ARTICLE 7 ACCOUNTING BY TRUSTEE
7.1ACCOUNTING BY TRUSTEE    9
7.2TRUST RECORDS    9
ARTICLE 8
RESPONSIBILITY OF THE TRUSTEE
8.1PRUDENT PERSON    10
8.2LEGAL COUNSEL    10
8.3HIRING AGENTS    10
8.4TRUSTEE POWERS    10
8.5LIMITATION ON POWERS    11
ARTICLE 9
FEES AND EXPENSES OF THE TRUSTEE
9.1TRUSTEE EXPENSES AND FEES    11
ARTICLE 10
RESIGNATION AND REMOVAL OF THE TRUSTEE
10.1TRUSTEE RESIGNATION    11
10.2TRUSTEE REMOVAL    11
10.3TRANSFER OF ASSETS    11
10.4APPOINTMENT OF SUCCESSOR    11
ARTICLE 11 APPOINTMENT OF SUCCESSOR
11.1APPOINTMENT OF SUCCESSOR    11
ARTICLE 12
AMENDMENT OF TERMINATION
12.1AMENDMENT    12
12.2TERMINATION    12
12.3CHANGES IN LAW AFFECTING TAXABILITY    12
ARTICLE 13
MISCELLANEOUS
13.1VALIDITY OF PROVISIONS    12
13.2NO ASSIGNMENT OF BENEFITS    13
13.3GOVERNING LAW    13
13.4ADDITIONAL PLANS    13

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13.5INDEMNIFICATION    13
13.6SECTION 409A COMPLIANCE    14
ARTICLE 14
EFFECTIVE DATE
14.1EFFECTIVE DATE    14

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GREIF, INC.
DIRECTORS' DEFERRED COMPENSATION PLAN TRUST AGREEMENT

RECITALS

THIS TRUST AGREEMENT is entered into as of the 1st day of June, 2025 (the "Effective Date"), by and between Greif, Inc. (the "Company"), which sponsors the Greif, Inc. Directors' Deferred Compensation Plan, originally adopted September 5, 1996 and most recently amended and restated as of January 1, 2008, as such plan is hereafter amended, modified or supplemented (the "Plan"), and Fifth Third Bank (the "Trustee").
The Company has established the Plan. The Plan provides for the Company to pay all Plan benefits from its general revenues and assets. The Company previously established an irrevocable trust fund (the 'Trust") for the Plan pursuant to a trust agreement with U.S. National Bank Association ("Prior Trustee") dated March 17, 2006 ("Prior Trust Agreement"), for the purpose of providing a source from which to pay benefits under the Plan, such Trust being subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

The Company desires to remove the Prior Trustee and appoint the Trustee as successor trustee of the Trust and amend and restate the Prior Trust Agreement in order to continue contributions to the Trust in order to continue to provide a source of funds for obligations under the Plan, to be held by the Trustee and distributed in accordance with the provisions of this Trust Agreement effective as of the Effective Date set forth above.

The Trust is intended to be a "grantor trust," with the result that the corpus and income of the Trust are treated for tax purposes as assets and income of the Company.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Trustee, intending to be legally bound, declare and agree as follows:

ARTICLE 1 ESTABLISHMENT OF TRUST
1.1TRUST DEPOSITS. The Company hereby deposits with the Trustee in trust an amount, which together with any amounts subsequently contributed to the Trust shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement which amends, supersedes, and replaces in its entirety the Prior Trust Agreement for the Trust. The Company has caused the Prior Trustee to transfer all assets held in the Trust to the Trustee, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

1.2IRREVOCABILITY. Prior to the satisfaction of all Plan liabilities, the Trust shall be irrevocable and may not be altered or amended in any substantive respect or revoked or terminated by the Company in whole or in part, without the express written consent of a majority of the participants in the Plan.

1.3GRANTOR TRUST. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of sub-part E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly. The creation of this Trust is not intended to cause the Plan to be treated as a funded plan for purposes of Title I of ERISA as amended from time to time, and this Trust Agreement shall be interpreted at all times so as to ensure that the Plan will not be treated as a funded plan.

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1.4PLAN ASSETS. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plan and general creditors of the Company as herein set forth. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined herein. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company.
1.5ACCEPTANCE OF TRUST. The Trustee accepts the Trust established under the Prior Trust Agreement and continuing pursuant to the terms and subject to the provisions of this Trust Agreement, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.
ARTICLE 2
PLAN AS PART OF TRUST AGREEMENT
2.1INCORPORATION BY REFERENCE. The Plan is expressly incorporated herein and made a part hereof with the same force and effect as if the Plan had been fully set forth herein. A copy of the Plan has been delivered to the Trustee. All terms defined in the Plan when applied to the Plan shall have the same meanings when used herein unless expressly provided to the contrary herein. The Company shall deliver to the Trustee copies of all amendments to the Plan made after the date of this Trust Agreement.
2.2BENEFIT PROVISIONS. The terms of the Plan shall govern the amount, form and timing of benefit payments under the Plan to which a Plan participant or beneficiary is entitled.
2.3AMENDMENT OF PLAN. The incorporation of the Plan into this Trust shall not affect the provisions of the Plan concerning the amendment or termination thereof.
2.4SEPARATE PARTICIPANT ACCOUNTS. The Trustee shall establish and maintain 'separate participant accounts under the Plan.
2.5CONFLICTS WITH TRUST. Notwithstanding any other provision of this Trust, or the Plan to the contrary, in the event any provision of the Plan is inconsistent with any provision of this Trust with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the terms of this Trust Agreement shall control.
2.6TRUSTEE RELIANCE. Any direction received by the Trustee from the Company or its representatives concerning the Trustee's receipt, holding, disposition, investment, or other treatment of the assets of the Trust shall conclusively be deemed to be in accordance with the terms of the Plan, and the Trustee shall be entitled to rely, and shall be held harmless by the Company in relying, on the propriety of such direction.

ARTICLE 3
PAYMENTS TO PLAN PARTICIPANTS AND BENEFICIARIES
3.1PAYMENT DIRECTION AND TAXES. The Company shall deliver to the Trustee a Statement (the "Payment Direction") that indicates the amounts payable in respect of any Plan participant who becomes entitled to receive a distribution from the Plan (or his or her beneficiaries) and that provides the time for the payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to a Plan participant or his or her beneficiaries in accordance with such Payment Direction. The Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. The Company has discretion to

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determine whether applicable taxes are paid from the assets of the Trust or from other general assets of the Company. The Trustee will have no responsibilities of any kind with respect to any such withholding but shall provide to the Company any information concerning the Trust in the possession of the Trustee which reasonably is requested by the Company with respect to the Company's withholding obligations under the Plan and this Trust.

1.6ENTITLEMENT TO BENEFITS. The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be as set forth in the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

1.7PAYMENTS BY COMPANY. The Company may make payment of benefits directly to a Plan participant or his or her beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to a Plan participant or his or her beneficiaries.

ARTICLE 4
TRUSTEE RESPONSIBILITY WHEN COMPANY IS INSOLVENT

4.1CESSATION OF PAYMENTS ON COMPANY INSOLVENCY. The Trustee shall cease payment of benefits to participants and beneficiaries under the Plan if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

4.2CLAIMS OF CREDITORS. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(a)The board of directors ("Board") and the chief executive officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall provide the Board and the chief executive officer of the Company with a copy of such writing and, absent the Company's provision of an independent expert's opinion satisfactory to the Trustee that the Company is not Insolvent, the Trustee shall discontinue payment of benefits to Plan participants and beneficiaries, subject to resumption of payments in accordance with Section 4.2(g).
(b)Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(c)If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to participants and beneficiaries of the Plan and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of any participant or beneficiary of the Plan to pursue his or her rights as a general creditor of the Company with respect to benefits due under the Plan or otherwise.

(d)The Trustee shall resume the payment of benefits to the Plan participants and beneficiaries in accordance with the terms of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(e)Except as provided herein and in Section 12.2, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to all participants and beneficiaries of the Plan

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(or to the Company, in the case of the inability to locate a payee under the terms of the Plan) pursuant to the terms of the Plan.
(f)If the Company directs the Trustee to provide for separate participant recordkeeping with respect to assets of the Trust, the Trustee makes payments from the Trust for the benefit of the general creditors of the Company under this Section and assets remain in the Trust after a payment of assets to the general creditors of the Company under this Section, each Plan participant's allocable deemed interest in Trust assets following cessation of payments to the general creditors of the Company shall equal the value of the aggregate assets of the Trust immediately following the date the Trustee last makes a payment for the benefit of the Company's general creditors multiplied by a fraction, the numerator of which is the value of the participant's account on the date the Trustee deems the Company to be Insolvent and ceases payments to the Plan participants and their beneficiaries less payments made to or on behalf of the participant under the Plan since such date (whether or not directly from the Trust) and the denominator of which is the value of all Plan participants' accounts on the date the Trustee deems the Company to be Insolvent and ceases payments to Plan participants and their beneficiaries less the aggregate amount of payments made to or on behalf of all participants under the Plan since such date (whether or not from the Trust).

(g)If the Trustee discontinues the payment of benefits from the Trust pursuant to a creditor allegation under Section 4.2(a) hereof and subsequently resumes such payments after making a determination that the Company remains solvent, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

ARTICLE 5 INVESTMENT AUTHORITY

5.1TRUST INVESTMENT. Subject to Section 5.2, the Trust generally will hold only shares of the Company ("Company Shares") that are transferred to the Trust in accordance with the terms of the Plan. Company Shares cannot be sold or changed in any way without the direction of the Company. To the extent that Trust assets are held in a form other than Company Shares (i.e., cash), such cash asset will be invested in overnight government securities, or such other investment vehicle as designated by the Company, or will otherwise remain uninvested as directed by the Company.

5.2COMPANY AUTHORITY. The Company shall have the right at any time, and from time to time in its sole discretion, to direct the Trustee as to the investment of the assets of the Trust, to require the Trustee to maintain separate accounts representing assets of the Trust which are maintained for the purpose of providing benefits to particular participants and beneficiaries of the Plan and/or to substitute assets of equal fair market value for any asset held by the Trust. These rights are exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity. In addition, the Company may, from time to time and in its sole discretion, provide an investment and/or asset allocation policy which the Trustee shall follow when making investment decisions hereunder.
Notwithstanding anything in this Trust Agreement to the contrary, to the extent voting rights are ever applicable to the Plan and Trust, the Company shall have the authority and responsibility to the extent permitted by law to direct the Trustee with respect to the exercise of the voting rights or to direct how to respond to any tender offer appurtenant to any common stock of the Company that is held in the Trust.

5.3INDEMNIFICATION RELATED TO INVESTMENTS. If the Trustee invests any or all of the Trust Fund pursuant to the directions of the Company, the Company agrees to indemnify and hold harmless the Trustee from any claim of loss to the Trust Fund arising out of the Trustee's compliance with the Company's investment directions, except to the extent that such claim of loss is a direct result of the Trustee's negligence or misconduct in the ministerial processing of such directions.

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ARTICLE 6 DISPOSITION OF INCOME
6.1DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust shall be accumulated and reinvested.

ARTICLE 7 ACCOUNTING BY TRUSTEE
7.1ACCOUNTING BY TRUSTEE. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty
(60) days following (i) the close of each calendar year, (ii) the removal or resignation of the Trustee, or
(iii) the termination of the Trust, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. In the event the Company directs the Trustee to perform separate recordkeeping with respect to assets of the Trust attributable to the Plan participant's proportionate interest in the Plan, the proportionate interest shall be based on the amount of each contribution to the Trust that the Company specifies in writing to the Trustee is attributable to the Plan account(s) of the Participant and for earnings or losses of the Trust credited or debited, as applicable, to such Plan account(s) and attributable to the performance of the investments of the Trust attributable to the Plan account(s) (either based on each such participant's proportionate interest in the entire Trust fund or in separate investment funds established under the Trust for participant investment direction). In such a case, the Trustee periodically shall deliver to the Company a written account of its administration of the Trust setting forth the value of each such participant's account(s) as of the beginning and end of such period. Notwithstanding the preceding, Trust assets attributable to a Plan participant's Plan account(s) shall be maintained merely as book entries under a single Trust account maintained hereunder, and no assets or funds shall be required to be paid to, held in or invested in any separate Trust account apart from any other assets or funds of the Trust.
7.2TRUST RECORDS. All accounts, books and records relating to the Trust shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved for such period as Trustee may determine consistent with applicable law, but Trustee may only destroy such accounts, books, and records after first notifying the Company in writing of its intention to do so and providing the Company at least ninety (90) days to request that Trustee transfer any of such accounts, books, and records to the Company.

ARTICLE 8 RESPONSIBILITY OF THE TRUSTEE

8.1PRUDENT PERSON. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise oi a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.
8.2LEGAL COUNSEL. The Trustee may consult with legal counsel (who may also be counsel for the Company) generally with respect to any of its duties or obligations hereunder.

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8.3HIRING AGENTS. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

8.4TRUSTEE POWERS. The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

8.5LIMITATION ON POWERS. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

ARTICLE 9
FEES AND EXPENSES OF THE TRUSTEE

9.1TRUSTEE EXPENSES AND FEES. The Company shall pay all expenses of administering the Plan and the Trust and all Trustee's fees and expenses with respect to which the Trustee is entitled to compensation or reimbursement.
ARTICLE 10
RESIGNATION AND REMOVAL OF THE TRUSTEE

10.1TRUSTEE RESIGNATION. The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.
10.2TRUSTEE REMOVAL. The Trustee may be removed by the Company, on thirty (30) days notice or upon shorter notice accepted by the Trustee. If a Trustee is an officer of the Company, it is anticipated that the Company will remove the Trustee at such time as the Trustee ceases to hold such position.
10.3TRANSFER OF ASSETS. Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of the notice of resignation, removal or transfer, unless the Company extends the time limit.

10.4APPOINTMENT OF SUCCESSOR. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with the following section, by the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

ARTICLE 11 APPOINTMENT OF SUCCESSOR

11.1APPOINTMENT OF SUCCESSOR. If the Trustee resigns or is removed in accordance with Sections 10.1 or 10.2 hereof, the Company may appoint any individual(s) or institution, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. If a Trustee is an officer of the Company and resigns or is removed in accordance with Sections 10.1 or 10.2 hereof, unless the Company designates another successor trustee, the Company shall be deemed to appoint as successor trustee the

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individual succeeding the former Trustee in his or her position as an officer of the Company. The appointment (including the deemed appointment) shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.
ARTICLE 12 AMENDMENT OR TERMINATION
12.1AMENDMENT. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan, shall cause funds of the Trust to be diverted other than to purposes of payment of benefits due under the Plan (except in the case of Insolvency) or otherwise as provided hereunder or shall make the Trust revocable after it has become irrevocable in accordance herewith.

12.2TERMINATION. The Trust shall not terminate until the date on which all participants and beneficiaries under the Plan no longer are entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

12.3CHANGES IN LAW AFFECTING TAXABILITY.

(a)Operation. This Section shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an "Early Taxation Event") prior to the date on which such amounts are made available to him or her under the Plan due to the existence of this Trust.

(b)Revocability. Notwithstanding any other Section of this Trust Agreement to the contrary, as of an Early Taxation Event, the Company and its creditors shall have access to the Trust fund to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan to that are held in the Trust prior to the date on which such amounts are made available to him or her under the Plan. Upon the occurrence of an Early Taxation Event, the Trustee shall separately account for the assets of the Trust Fund that were contributed to the Trust fund on and after the date on which the making of contributions under this Trust would require taxation to a Participant, and earnings on such contributions. The portion of the Trust fund held prior to such date shall not be impacted by this Section. If the law only impacts a Participant who has a certain status with respect to the Company, this Section shall apply only to amounts identified by the Company in writing to the Trustee as are intended by the Company to be attributable to Participants in the impacted class.

ARTICLE 13 MISCELLANEOUS

13.1VALIDITY OF PROVISIONS. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

13.2NO ASSIGNMENT OF BENEFITS. Benefits payable to a participant or beneficiary under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
13.3GOVERNING LAW. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

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13.4ADDITIONAL PLANS. The Company may elect at any time, on written notice to the Trustee, to utilize this Trust in connection with other executive compensation plans maintained by the Company. If the Company makes such an election, the various provisions of this Trust Agreement shall be interpreted so as to take into account the additional plan(s).

13.5INDEMNIFICATION.

(a)Indemnification of Trustee. In the event that the Trustee incurs any liability, loss, claim, suit or expense (including reasonable attorneys' fees) ("Loss") in connection with or arising out of its provision of services under this Trust Agreement, or its status as trustee hereunder, then the Company shall indemnify and hold Trustee harmless from and against such Loss, except to the extent such Loss arises directly from (i) breach by the Trustee of responsibilities specifically allocated to it by the terms of this Trust Agreement, or (ii) the Trustee's gross negligence, fraud or willful misconduct in the performance or non-performance of such duties and responsibilities specifically allocated to it herein.
(b)Indemnification of Company. The Trustee shall indemnify the Company and hold it harmless from and against any Loss incurred by the Company or the Trust to the extent such Loss is the direct result of the Trustee's (i) breach of its responsibilities specifically allocated to it by the terms of this Trust Agreement, or (ii) gross negligence, fraud or willful misconduct in the performance or non performance of its duties and responsibilities specifically allocated to it herein. The Trustee's indemnification obligations described in this Section 13.5(b) shall not extend to any Loss incurred by the Company or the Trust which may occur due to action taken in accordance with Section 2.6 or Section 5.3 of this Trust Agreement.

(c)For the avoidance of doubt, the Trustee shall be entitled to indemnification to the full extent provided under Section 5.3 of this Trust Agreement and nothing in this Section 13.5 shall prohibit or limit the Trustee's right to indemnification as described in Section 5.3.

13.6SECTION 409A COMPLIANCE. If any provision of this Trust Agreement shall cause any amounts payable under the Plan to be subject to additional taxes and interest under Section 409A of the Code, such provision shall be ineffective without invalidating the remaining provisions hereof. Notwithstanding any provisions of this Trust Agreement or the Plan to the contrary: (i) this Trust Agreement and the Plan are intended to comply with Section 409A of the Code and the guidance issued thereunder, and shall be interpreted and construed accordingly; (ii) the assets of the Trust shall not be restricted in a manner that would result in a transfer of property under Section 409A(b)(2) or (3) of the Code; and (iii) no contribution to the Trust may be made during any "restricted period" within the meaning of Section 409A(b)(3) of the Code; provided, however, to the extent a contribution is made during any such restricted period, Trustee shall immediately return such contribution to the Company upon written notice thereof from the Company and take any other action requested by the Company that is necessary or advisable to avoid a violation of Section 409A(b)(3) of the Code.

ARTICLE 14 EFFECTIVE DATE

14.1EFFECTIVE DATE. This Trust Agreement is effective as of June 1, 2025.

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IN WITNESS WHEREOF, this Trust Agreement has been duly executed under seal by the parties hereto, effective as provided above.

ATTEST/WITNESS:	GREIF, INC., SETTLOR
TRACY GREER	GARY MARTZ
By: Tracy Greer	By: Gary Martz
Title: General Counsel

FIFTH THIRD BANK, TRUSTEE
KIMBERLY LAWHEAD
By: Kimberly Lawhead

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